                                                                    EXHIBIT 11.1

                                TALX CORPORATION AND SUBSIDIARIES

                      Statement Regarding Computation of Earnings Per Share

                               Years Ended March 31, 1999 and 1998





                                                                                    1999            1998
                                                                                ----------      -----------
      Basic Earnings Per Share:

      Actual shares outstanding - beginning of year ......................       5,316,032        5,263,455
      Weighted average number of common shares issued ....................          85,313           27,926
                                                                                ----------      -----------
      Weighted average number of common - end of year ....................       5,401,345        5,291,381
                                                                                ==========      ===========

      Year ended March 31:
      Earnings (loss) from continuing operations .........................      $  402,000      $  (710,000)
      Discontinued operations ............................................            --           (374,000)
                                                                                ----------      -----------
           Net loss ......................................................      $  402,000      $(1,084,000)
                                                                                ==========      ===========

      Basic earnings per common share:
      Earnings (loss) from continuing operations .........................      $      .07      $      (.13)
      Discontinued operations ............................................            --               (.07)
                                                                                ----------      -----------
           Net loss ......................................................      $      .07      $      (.20)
                                                                                ==========      ===========

      Diluted Earnings Per Share:

      Shares outstanding - beginning of period ...........................       5,316,032        5,263,455
      Weighted average number of common shares issued (1) ................         203,403           27,926
                                                                                ----------      -----------
      Weighted average number of common shares outstanding - end of period       5,519,435        5,291,381
                                                                                ==========      ===========

      Year ended March 31:
      Earnings from continuing operations ................................      $  402,000      $  (710,000)
      Discontinued operations ............................................            --           (374,000)
                                                                                ----------      -----------
           Net loss ......................................................      $  402,000      $(1,084,000)
                                                                                ==========      ===========

      Basic earnings per common share:
      Earnings (loss) from continuing operations .........................      $      .07      $      (.13)
      Discontinued operations ............................................            --               (.07)
                                                                                ----------      -----------
           Net loss ......................................................      $      .07      $      (.20)
                                                                                ==========      ===========



(1) Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares was based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings (loss) per share in periods when such common stock options and warrants are not antidilutive.